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                               PURCHASE AGREEMENT


     The PURCHASE AGREEMENT ("Purchase Agreement") is entered into this 14th day of July, 1998, by and between SAFEGUARD FINANCIAL GROUP, INC. ("Seller"), located at 3259 East Sunshine, Suite AA, Springfield, Missouri 65804, and BERTHEL FISHER & COMPANY LEASING, INC. ("Purchaser"), located at 100 Second Street SE, Post Office Box 74250, Cedar Rapids, Iowa 52407. The Seller will see and the Purchaser will buy the Loans in accordance with this Purchase Agreement. The servicing rights with respect to the Loans are being sold by the Seller to the Purchaser.

     1. DEFINED TERMS. The terms set forth in this paragraph are defined as follows:

          (a) "Anniversary Date" means one (1) calendar year after the Closing Date and the same date each year thereafter.

          (b) "Closing Date" means Tuesday, 12:30 M. (CDT), July 14, 1998.

          (c) "Cut-Off Date" means the close of business on Monday, July 13, 1998.

          (d) "Debtor" means the Borrower/Buyer as identified on a Retail Installment Contract.

          (e) "Defaulted Loan" means any loan that is forty-five (45) days past due.

          (f) "Distributor" means the dealer selling the property to the Debtor.

          (g) "Loan" means one (1) Retail Installment Contract.

          (h) "Loans" means all of the Retail Installment Contracts that are listed on Exhibit "A" attached to this Purchase Agreement.

          (i) "Outstanding Principal Balance" means that portion of the amount financed which remains unpaid as of the Cut-Off Date.

          (j) "Performing Loan" means a loan exchanged for a Defaulted Loan.

          (k) "Property" means the product or goods identified on the Retail Installment Contract.

          (l) "Purchase Price" means the Outstanding Principal Balance of the Loans as of the Cut-Off Date multiplied times Ninety-Five Percent (95%).

SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT
WITH BERTHEL FISHER & COMPANY LEASING, INC. 1.04                               1
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          (m) "Retail Installment Contract" means collectively the following documents:

              (1) Retail Installment Contract, fully executed.

              (2) Debtor Credit Application.

              (3) Water Treatment Installation Agreement between Debtor and Distributor, if available.

              (4) Completion Certificate of Distributor.

              (5) Courtesy Call Report.

              (6) Notice Of Right To Cancel to Debtor.

              (7) Any additional relevant information or documents with respect to Debtor or Distributor.

          (n) "Security Deposit" means an amount equal to Ten Percent (10%) of the Purchase Price.

     2.   SALE AND CONSIDERATION.

          (a) Seller hereby sells and assigns to Purchaser the Loans, including the related servicing rights and all benefits incident to the ownership of the Loans arising on or after the Cut-Off Date. The Purchase Price for the Loans shall equal the Outstanding Principal Balance of the Loans identified on Exhibit "A" as of the Cut-Off Date multiplied times Ninety-Five (95%). Seller acknowledges that this transaction is a sale of all Seller's interest in the Loans, not a loan or extension of credit; provided, however, that interest accrued before the Cut-Off Date remains the property of Seller.

          (b) As of the Closing Date or as soon thereafter as practical, Purchaser and Seller shall establish a brokerage account with Berthel Fisher & Company Financial Services, Inc. (the "Account"). The Account shall be in the name of Seller, shall bear the Tax Identification Number of the Seller, which is 43-1747577. However, withdrawal of any funds from the Account shall be restricted such that only the Purchaser may withdraw funds from the Account during the term of this Purchase Agreement; and, in order for the parties to comply with the terms of paragraph 2(e) herein, both parties must agree, in writing, to such withdrawal as contemplated in paragraph 2(e).

          (c) The Security Deposit will be placed in the account by Seller immediately following the Closing by wire transfer in accordance with the bank coordinates provided by Purchaser.


SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT
WITH BERTHEL FISHER & COMPANY LEASING, INC. 1.04                              2
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          (d) Purchaser may withdraw the funds from the Account for purposes of investing in United States Government Securities or other similarly rated financial instruments having a duration of no more than one (1) year.

          (e) If Seller is in full compliance with the terms of this Purchase Agreement on the first Anniversary Date, the Security Deposit plus Three Percent (3%) shall be forthwith remitted to Seller. Any amount in excess of the Three Percent (3%) shall be remitted to Purchaser; and, the Account closed.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents, covenants and warrants to Purchaser the following with respect to each Loan as of the Closing Date.

          (a) Each Retail Installment Contract is a good and valid instrument and constitutes a valid first lien against the Property enforceable in accordance with its terms.

          (b) Seller is vested with full title to the Loan and has the power and authority to assign and transfer the Loan to Purchaser under this Purchase Agreement free and clear of all encumbrances.

          (c) There is no requirement for any future advances. There is no default existing under the Retail Installment Contracts.

          (d) The Loan was originated, closed and serviced in compliance with the Loan documents and all applicable federal, state and local laws, regulations, ordinances and rules.

          (e) There are no undisclosed agreements between Seller and Debtor of any Retail Installment Contract, directly or indirectly, having any effect on the obligations of Debtor to make timely payments on the Retail Installment Contracts.

          (f) The Retail Installment Contracts are enforceable according to their terms. Debtor(s) has(have) no claim(s) or defense(s) to the performance of its(their) obligations under the Retail Installment Contracts.

          (g) The Loans were executed by the persons purported to be the Debtors and contain no forged or unauthorized signatures. Each party thereto was of full age and legal capacity to contract at the time of execution.

          (h) The information set forth on Exhibit "A" is true and correct.

          (i) Each Retail Installment Contract is true, correct, complete and undisputed, and no credit has previously been given to any Debtor which was gratuitous or was given for a payment made by an employee or agent of Seller or has arisen from renewal granted for the purpose of concealing past or present delinquency.


SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT
WITH BERTHEL FISHER & COMPANY LEASING, INC. 1.04                               3
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          (j) No fraud occurred on the part of any person in connection with the origination of the Loan that could adversely affect Purchaser or the enforceability of the Loan, or result in Purchaser incurring losses.

          (k) To Seller's knowledge no damage exists which would materially affect the value of the Property or the Loan.

          (l) Seller is duly organized and in good standing under the laws of the state of its incorporation. Seller has all requisite organizational power and authority to own the Loan and to enter into and perform its obligations under this Purchase Agreement. If for any reason any Retail Installment Contract is unenforceable, including but not limited to the ability to pursue remedies in courts of the state where the Property is located, as a result of the fault of Seller, then in that event Seller will comply with the provisions of 4(a) of this Agreement.

          (m) This Purchase Agreement was executed by an officer of Sellers duly authorized to do so.

          (n) Seller will repurchase within ten (10) days of Purchaser's demand any Loan for which the first payment is not made by the Borrower/Buyer within thirty (30) days of its due date. The repurchase price shall be an amount equal to the Purchase Price for the Loan plus accrued but unpaid interest through the date of repurchase.

          (o) From and after the Closing Date for three hundred sixty (360) days any Defaulted Loan that is presented by the Purchaser to the Seller will be exchanged by the Seller for a Performing Loan. The Outstanding Principal Balance of a Performing Loan shall be equal to or greater than the Outstanding Principal Balance of the Defaulted Loan. If the Outstanding Principal Balance of the Performing Loan is greater than the Outstanding Principal Balance of the Defaulted Loan, Purchaser shall remit to Seller Ninety-Five Percent (95%) of the excess.

          (p) In the event any of the Loans are paid in full by the Debtor prior to the Loan expiration date (the "Paid Off Loan"), the Paid Off Loan will be exchanged by the Seller for an active Performing Loan which meets all the representations and warranties stated herein, just as if said active Performing Loan was included in the Loans in this Purchase Agreement. The outstanding Principal Balance of a Performing Loan shall be equal to or greater than the Outstanding Principal Balance of the Paid Off Loan. If the Outstanding Principal Balance of the Performing Loan is greater than the Outstanding Principal Balance of the Paid Off Loan, Purchaser shall remit to Seller Ninety-Five Percent (95%) of the excess.

     4.   REMEDIES FOR BREACH.

          (a) In the event of a breach of any of the foregoing representations or warranties by Seller, Seller will be required to cure such breach with thirty (30) days of written notice from Purchaser; or, if such breach cannot be cured, Seller will immediately repurchase the


SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT
WITH BERTHEL FISHER & COMPANY LEASING, INC. 1.04                              4
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     Loans held by the Purchaser which were affected by the Seller's breach for an amount equal to the Purchase Price for the related Loan, plus accrued interest through the date of repurchase.

          (b) Seller further agrees to indemnify and forever hold Purchaser harmless from any and all costs, damages, suits, actions, losses and expense including reasonable attorney fees arising directly or indirectly from Seller's breach of any of the foregoing representations, warranties, covenants or any other provision of this Purchase Agreement.

          (c) At Purchaser's option it may waive its right to demand repurchase under paragraph (a) above. Any such waiver will not diminish or eliminate Seller's obligation to indemnify Purchaser under paragraph (b) above, which obligation will remain in full force and affect. The provisions of this section shall survive the termination of this Purchase Agreement and constitute a continuing obligation of the parties.

     5. CLOSING DATE. Closing shall be held at the office of the Buyer, on Tuesday at 10:30 A.M. (CDT), July 14, 1998.

          (a) At the Closing, or no later than three days after the Closing by Commercial Carrier, the Seller shall deliver to Purchaser the following items:

               (1)  The original Retail Installment Contracts.

               (2) The original Assignment of the Retail Installment Contracts from Seller to Purchaser in recordable form executed in blank along with originals of any intervening assignments of the Retail Installment Contract with evidence of its official recording thereon. A form of Assignment Of Retail Installment Contracts is attached hereto and by this reference made a part hereof.

               (3) Originals of any assumption, modification, substitution or guaranty agreements, if any.

               (4) A statement with the appropriate schedules reflecting the computations referred to in paragraph 6 of this Purchase Agreement, a form of which is attached as Exhibit "A".

          (b) At the Closing, the Purchaser shall deliver the Purchase Price by certified funds or by wire transfer to the bank coordinates provided by Seller.

     6. SERVICING OF LOANS. Seller shall service the Loans from the Closing Date to the servicing transfer date which shall be simultaneous with the Closing Date for and on behalf of Purchaser in accordance with all applicable federal, state and local laws, rules and regulations using the same standard of care Seller would exercise for loans owned for its own account. On the servicing transfer date, Seller shall remit to Purchaser all sums held or received by Seller in connection

SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT WITH BERTHEL FISHER &
COMPANY LEASING, INC. 1.04                                                     5

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with the servicing of the Loans including, without limitation, all principal, interest, late charges, unapplied funds or funds held in suspense and all funds held in escrow pursuant to the Loan documents.

     7. TIME AND BINDING EFFECT. Time shall always be of the essence and this Purchase Agreement shall inure to and be binding upon the respective heirs, representatives, successors and assigns of the parties hereto.

     8. NOTICES. Seller and Purchaser agree to provide each other with written notice of any change of address.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written, each with the intent to be legally bound.


SELLER:                                 SAFEGUARD FINANCIAL GROUP, INC.



                                        By: /s/ JAMES L. HILL
                                           --------------------------------
                                        Title: President
                                              -----------------------------



PURCHASER:                              BERTHEL FISHER & COMPANY LEASING, INC.



                                        By: /s/ NANCY L. LOWENBERG
                                           --------------------------------
                                        Title: Executive Vice President
                                              -----------------------------




SAFEGUARD FINANCIAL GROUP, INC., PURCHASE AGREEMENT
WITH BERTHEL FISHER & COMPANY LEASING, INC. 1.04                               6